Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

Contango Oil & Gas Company

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-193613) and Form S-8 (Nos. 333-189302 and 333-170236) of Contango Oil & Gas Company of our report dated March 31, 2015, relating to Exaro Energy III LLC's consolidated financial statements, which appears in Exhibit 99.5 of this Annual Report of Contango Oil & Gas Company.

/s/  BDO USA, LLP

Houston, Texas

March 14, 2016